POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned ("CPPIB") does hereby make, constitute and appoint each of HOWARD RUSAK, LOGAN WILLIS and PIERRE ABINAKLE, as its true and lawful attorneys-in-fact (the "Attorneys-In-Fact" and each an "Attorney-In-Fact"), to execute and deliver in its name and on its behalf, any and all filings, be they written or oral, required to be made by CPPIB with respect to securities which may be deemed to be beneficially owned by CPPIB under:

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Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including those filings required to be submitted on Schedule 13D or Schedule 13G or any amendments thereto ("Exchange Act Filings"),

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do and perform any and all acts for and on behalf of CPPIB which an Attorney-In-Fact determines may be necessary or desirable to complete and execute any such Exchange Act Filings, and timely file such document with the Securities and Exchange Commission; and

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take any other action of any type whatsoever in connection with the foregoing which, in the opinion of an Attorney-In-Fact, may be of benefit to, in the best interest of, or legally required by, CPPIB (it being understood that the documents executed by an Attorney-In-Fact on behalf of CPPIB pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-In-Fact may approve in the Attorney-In-Fact's sole discretion).

CPPIB hereby grants to each Attorney-In-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as CPPIB might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each Attorney-In-Fact, or each Attorney-In-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until either revoked in writing by CPPIB or until such time as the person to whom power of attorney has been hereby granted ceases to be an employee of CPPIB.

This Power of Attorney supersedes and replaces the Power of Attorney in respect of Exchange Act Filings executed by CPPIB on November 14, 2024 (the “November 2024 PoA”). For the avoidance of doubt, the November 2024 PoA is hereby revoked and terminated.

This Power of Attorney may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney effective as of the date set forth below.

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Patrice Walch-Watson
Name:	Patrice Walch-Watson
Title:	Senior Managing Director, Chief Legal Officer & Corporate Secretary
Date:	February 9, 2026